UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-14136	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 Valley Centre Drive, Suite 525

San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 436-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2006, Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), through its newly-formed, wholly-owned subsidiary, Cardium Biologics, Inc., a Delaware corporation (“Biologics”), acquired substantially all of the assets and the business of Tissue Repair Company, a Delaware corporation (“TRC”). TRC is a privately-held, San Diego-based company focused on the development of growth factor therapeutics for the potential treatment of tissue wounds such as dermal ulcers. The assets acquired also include TRC technologies applicable to the treatment of ischemic heart disease. The acquisition (the “Acquisition”) was effected pursuant to the terms of an Asset Purchase Agreement, dated as of August 11, 2006 (the “Asset Purchase Agreement”), by and among Cardium, Biologics and TRC.

In connection with the Acquisition, Cardium acquired TRC’s lead product candidate, Excellarate, a DNA-activated collagen gel for topical treatment formulated with an adenovector delivery carrier encoding human platelet-derived growth factor-B (PDGF-B). Excellarate is initially being developed as a single administration for the treatment of non-healing, neuropathic diabetic foot ulcers. The Excellarate topical gel is designed to stimulate angiogenesis and granulation tissue formation through the recruitment and proliferation of chemotactic cells such as monocytes and fibroblasts, which are necessary for the stimulation of a variety of wound healing processes.

Under the terms of the Asset Purchase Agreement, Cardium, through its subsidiary Biologics, paid $1.0 million and assumed approximately $120,000 in liabilities. If Biologics advances the Excellarate product candidate to a Phase 2 clinical study, Biologics would be obligated to pay a product advancement milestone of $1.0 million. If Biologics successfully commercializes Excellarate, Biologics would pay royalties based on worldwide net sales of such product. The royalty rate to TRC would be 10% minus any applicable third party royalties (including a royalty to the University of Michigan under a license agreement assumed by Biologics), and would also be subject to a development cost-recovery offset which could be deducted at the rate of $5.0 million dollars per year from any applicable royalty obligations. The deduction for third party royalties would apply until worldwide net sales exceeded $100 million per year. The cost-recovery offset would apply until Biologics recovered 50% of its associated product development costs. Biologics would also have a right to buy out the ongoing royalty obligation based on a one-time payment of 30% of net sales for the fifth calendar year or the first year in which sales exceeded $250 million. In the event that pre-specified milestones relating to the commercial development of Excellarate are not satisfied, and Biologics did not elect to return the assets to TRC, then Cardium would issue to TRC stock purchase warrants to purchase up to an aggregate of 2.0 million shares of Cardium Common Stock (one 500,000 share allotment for each of up to four missed events) at an exercise price of $4.00 per share. TRC could also require Biologics to return certain product rights in the event that Biologics failed to meet the Excellarate development milestones by more than six months, excluding delays caused by defined product-related limitations.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement attached as Exhibit 10.26 to this Current Report on Form 8-K and incorporated herein by reference. Cardium issued a press release on August 14, 2006 regarding the Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Asset Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Cardium, Biologics and TRC. The Asset Purchase Agreement contains representations and warranties that each of Cardium, Biologics and TRC made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As a result of the Acquisition described in more detail under Item 1.01 above, which disclosure is incorporated herein by reference, on August 11, 2006, Cardium, through its Biologics subsidiary, completed the Acquisition. Cardium will operate the acquired business of TRC through its Biologics subsidiary, which subsidiary will be renamed “Tissue Repair Company” after the closing of the Acquisition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

In addition, on or about August 14, 2006, Cardium issued stock purchase warrants to purchase up to 685,000 shares of its Common Stock, in the aggregate, to four former employees of TRC who Cardium expects to retain as employees of Cardium and/or Biologics. These stock purchase warrants have a term of seven years, have an exercise price of $2.15 per share (for warrants issued on August 14, 2006) or an exercise price equal to the closing price of Cardium Common Stock on or about August 18, 2006 (for one employee who is expected to begin on or about that date), and are subject to vesting conditions such that the first 25% of the shares underlying the stock purchase warrants would become fully vested and capable of being exercised immediately, and an additional 75% of the shares underlying the stock purchase warrants would vest on a monthly basis after the first anniversary of the respective issue date of such stock purchase warrants. The warrants were issued in connection with the Acquisition to a limited number of employees with no general solicitation pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.26	Asset Purchase Agreement dated as of August 11, 2006, by and among Cardium Therapeutics, Inc., Cardium Biologics, Inc. (a Delaware corporation), and Tissue Repair Company (a Delaware corporation)

99.1	Press Release of Cardium Therapeutics, Inc. issued on August 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: August 14, 2006	/s/ Christopher J. Reinhard
Christopher J. Reinhard Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.26	Asset Purchase Agreement dated as of August 11, 2006, by and among Cardium Therapeutics, Inc., Cardium Biologics, Inc. (a Delaware corporation), and Tissue Repair Company (a Delaware corporation)

99.1	Press Release of Cardium Therapeutics, Inc. issued on August 14, 2006.